UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 2, 2012, QVC, Inc., a wholly owned subsidiary of Liberty Interactive Corporation ("Liberty"), announced the completion of the previously announced offering (the "Offering") of $500 million principal amount of new 5.125% Senior Secured Notes due 2022 at par (the "Notes"). The Notes will be secured by a first-priority lien on the capital stock of QVC, which is the same collateral that secures QVC's existing secured indebtedness and certain future indebtedness. The net proceeds of the Offering will be used for general corporate purposes, which may include the refinancing of indebtedness under QVC's existing senior secured credit facility.

Liberty previously announced the proposed creation of its Liberty Ventures tracking stock, as described in more detail in Amendment No. 3 to Liberty's Registration Statement on Form S-4 filed on June 22, 2012 (the “S-4”). Subject to the satisfaction or, if applicable, waiver of the conditions to the creation of the Liberty Ventures tracking stock, the Notes, along with all other liabilities that reside with QVC at the relevant time, will be attributed to Liberty's Interactive Group upon implementation of Liberty's new tracking stock structure.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated July 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated July 2, 2012

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